EXHIBIT 23(p)11

                               S&P CODE OF ETHICS





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               STANDARD & POOR'S INVESTMENT ADVISORY SERVICES LLC
                                 CODE OF ETHICS

                                 TABLE OF CONTENTS

                                                                            Page

Section A         Introduction to Compliance Procedures and Designated
                   Supervisor                                              8

Section B         Investment Advisers Act of 1940 - Compliance Checklist   9

                  Exhibit I - Requirements for Filing Amendments to
                               Form ADV                                    20
                  Exhibit II - Complaint Response Procedures               23
                  Exhibit III - Form ADV Part II Distribution Procedures   24
                  Exhibit IV - Advertising Approval Procedures             26

Section C         Legal Intervention for Sending Stock Reports to
                   Subject Companies                                       28

                  Exhibit A - Request to Submit Sections of Research
                               Report to Subject Company                   30
                  Exhibit B - Request to Change Proposed Rating or
                               Price Target                                32

Section D         Statement of Policies and Procedures Governing
                   Employees' Securities Activities                        34
                   (See separate table of contents)



Page 1 of 48
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                                                                       SECTION A

               STANDARD & POOR'S INVESTMENT ADVISORY SERVICES LLC
                      INTRODUCTION TO COMPLIANCE PROCEDURES
                              DESIGNATED SUPERVISOR

As an investment adviser registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940 and under the laws of various states, Standard & Poor's Investment Advisory Services LLC (SPIAS LLC) is subject to, and must assure its compliance with, numerous regulatory requirements. Each SPIAS LLC employee is responsible for understanding and complying with the regulatory requirements applicable to his or her position.


The Designated Supervisor indicated in Section A hereto is responsible for supervising SPIAS LLC's compliance with applicable requirements contained in the "Investment Advisers Act of 1940 Compliance Checklist" attached hereto as Section B. Section C contains a legal intervention policy with regards to sending Stock Reports to a subject company for fact checking. Section D contains the "Personal Trading Policy".


Each employee shall receive a copy of these Procedures, and of any amendments to these Procedures, upon employment and at the time of such amendment, and shall acknowledge at least annually, on the form attached as Attachment III in Section D hereto, that he or she has received, read and understands the Procedures and his or her obligations thereunder.





                              DESIGNATED SUPERVISOR

The Designated Supervisor shall periodically make inspections to determine that these procedures are being implemented and followed.


For purposes of the attached Standard & Poor's Investment Advisory Services LLC Compliance Procedures, I, Alan Waller, am the "Designated Supervisor" of all SPIAS LLC personnel with respect to all jurisdictions.

Signature: ____________________________________
Date: _________________________________________



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                                                                       SECTION B

                         INVESTMENT ADVISERS ACT OF 1940
                              COMPLIANCE CHECKLIST
                              --------------------

I.       Books and Records [Rule 204-2]
         -----------------

         An adviser is required to keep true, "current" (1) and accurate books and records as follows (in all cases client's identity may be designated by number or other code):

A.       General Records (All Advisers) (2)
         ----------------------------------

         1. Journal(s), including: cash receipts and disbursements records, and any other records of original entry forming the basis of entries in any ledger.
         2. General and auxiliary ledgers (or comparable records) reflecting: asset, liability, reserve, capital, income and expense accounts.
         3. A memorandum of each order given by firm or of instructions received by firm from a client concerning the purchase, sale, receipt or delivery of a particular security. An order ticket will suffice if it shows: (i) terms and conditions of the order;
                (ii) any modification or cancellation of order; (iii) identity of person who recommended transaction to client and person who placed order; (iv) account for which order was entered, and date of entry; (v) identity of bank, broker or dealer by or through whom executed (where appropriate); (vi) designate those orders entered pursuant to use of discretionary power. [See item (8)]
         4. All check books, bank statements, cancelled checks and cash reconciliation of firm.
         5. All bills or statements (or copies thereof), paid or unpaid, relating to business of adviser as such.
         6.     All trial balances, financial statements and internal audit working papers relating to the business of the firm.
         7.     Originals of all written communications received (including complaint letters) and copies of all written communications sent relating to: (i) recommendations or advice given or proposed to be given; (3) (ii) any receipt, disbursement, or delivery of funds or securities (e.g., statements from custodians); (iii) the placing or execution of any purchase or sell order (e.g., confirmations or order tickets) [except for: (i) unsolicited market letters and similar communications of general public distribution not prepared by or for the adviser; and (ii) if notices, circulars or other advertisements offering adviser's services are sent to more than 10 persons, adviser need not keep list of all addressees, but must keep copy of notice and description of list and its source]
         8.     List (or record) of all discretionary accounts. (4)
____________________________

(1) For primary records of transactions (such as invoices, logs, confirmations, certain journals and other memoranda), "current" means created concurrently with the transaction, or shortly thereafter. Secondary records (e.g., ledgers or other records to which transactional data are posted) need not be updated as transactions occur. Actual frequency of posting to keep records current will depend on the circumstances of the individual advisory business.
(2) The SEC does not specify the format or filing system for an adviser's records.
(3) This kind of communication is most likely to be generated in connection with a non-discretionary account.
(4) In the view of the SEC staff, there are four "attributes of discretion," all of which must be present: (1) the ability to select the security to be purchased or sold; (2) the ability to



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         9.     All written agreements with clients and others relating to business as adviser (e.g., contracts to buy research services or to obtain other advisory services).

         10. All powers of attorney and other documents evidencing discretionary powers in addition to written advisory contracts.

         11. Copies of each notice, circular, advertisement, newspaper article, investment letter, bulletin or other communication that the adviser circulates to 10 or more persons (other than persons connected with the investment adviser); and if such notice, circular, advertisement, newspaper article, investment letter or other communication recommends the purchase or sale of a specific security, and if the communication does not state the reasons for a recommendation, must have background memorandum stating them.

         12. Record of every transaction in any security in which firm or "advisory representative" (5) acquires a direct or indirect "beneficial ownership"(6) of the security does not include (i) accounts over which a firm or advisory representative has no control, or (ii) transactions in U.S. Government securities).
                (7) The record [to be made

________________________________________________________________________________

         determine the amount of the security (either number of shares or principal amount); (3) the ability to select the time a transaction will take place; and (4) the ability to determine the unit price that is to be paid or received.
(5) Advisory representative is defined as any partner, officer, director, or any employee who makes or participates in making of recommendations; and (i) any employee of adviser, (ii) any person controlling the adviser, or (iii) any affiliate (or affiliate of any affiliate) of such controlling person with access to information about recommendations prior to the dissemination of information concerning them.
(6) Beneficial owner generally means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares a direct or indirect pecuniary interest in the equity securities, subject to the following:
         (i) The term "pecuniary interest" in any class of equity securities shall mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities.
         (ii) The term "indirect pecuniary interest" in any class of equity securities shall include, but not be limited to:
                (A) Securities held by members of a person's immediate family sharing the same household; provided, however, that the presumption of such beneficial ownership may be rebutted;
                (B) A general partner's proportionate interest in the
                    portfolio's securities held by a general or limited partnership;
                (C) A person's right to dividends that are separated or
                    separable from the underlying securities. Otherwise, a right to dividends alone shall not represent pecuniary interest in the securities;
                (D) A person's interest in securities held by a trust; and
                (E) A person's right to acquire equity securities through the exercise or conversion of any derivative security whether or not presently exercisable.
         (iii) A shareholder shall not be deemed to have pecuniary interest in the portfolio securities held by a corporation or similar entity in which the person owns securities if the shareholder is not a controlling shareholder of the entity and does not have or share investment control over the entity's portfolio.
(7) A different rule applies where the adviser has derived less than 50 percent of its total revenues and income (before taxes and extraordinary items) from advising investment company or


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                not later than 10 days after end of calendar quarter in which transaction executed] must include: (i) title and amount of security involved; (ii) date and nature of transaction; (iii) price at which effected; and (iv) name of broker, dealer or bank through whom effected.(8)
         13. Copy of each written statement (and amendments and revisions) [the "brochure", See Section III] given to present or prospective clients, with record of dates on which such statement was given or offered to be given. (The brochure need not be given in the case of investment companies registered under the Investment Company Act of 1940.)
         14. In the case of clients obtained through third party solicitors who received referral fees, all written acknowledgements by the client of receipt of the adviser's brochure and the solicitor's disclosure documents as well as copies of disclosure documents delivered to clients by solicitors, pursuant to Rule 206(4)-3.
                (9)
         15. All accounts, books, internal working papers, and any other records or documents that are necessary to form the basis for or demonstrate the calculation of performance or rate of return of managed accounts or securities recommendations in any notice, circular, advertisement, newspaper article, investment letter, bulletin or other communication directly or indirectly circulated or distributed by the firm to 10 or more persons (not including persons connected with the firm).
                With regard to managed accounts, it is sufficient to maintain all account statements, if they reflect all debits, credits and other transactions in a client's account, and all worksheets necessary to demonstrate the calculation of performance or rate of return.

         See Exhibit II for complaint response procedures.

B. Additional Records to be Maintained by Advisers With "Custody" of Client Funds or Securities.(10) (See also Section IV)

         1. Journal (or other record) showing: all purchases, sales, receipts and deliveries of securities (including certificate numbers); all debits and credits (customer statements will suffice).
         2. Separate ledger account for each client showing: purchases, sales, receipts and deliveries of securities; date and price of each purchase or sale; all debits and credits (customer statements will suffice).

________________________________________________________________________________

         private advisory clients over the most recent 3-year period (up to the life of the adviser). (Rule 204-2(13)(C)).

(8) Adviser or advisory representative also may include a disclaimer to the effect that reporting of a transaction is not an admission that such beneficial interest exists.

(9) Rule 206(4)-3 [the rule governing cash payments for client solicitations] imposes as one condition on the payment of a fee by an adviser to a third-party solicitor that the client receive the adviser's brochure plus a disclosure document of the solicitor, and acknowledge receipt of both in writing to the adviser.


(10) Custody may be "constructive" custody, and includes "custody" by advisers with access to client funds held by a custodian. These records requirements could apply to investment company clients, but compliance with the requirements of Investment Company Act of 1940 should assure compliance.


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         3.     Copies of confirmations of all transactions effected by or for the account of any such client.
         4. Record for each security in which any such client has a position, showing: name of client, amount or interest of client, location of each security.

C. Records Required for Advisers Rendering Investment Supervisory or Management Services (11)

         1. Records showing separately for each client: securities purchased and sold; date, amount, and price of each purchase or sale (customer statement will suffice).
         2. For each security in which any client has a current position: adviser should be able to furnish "promptly"(1) information as to the name of the client, number of shares, principal amount or other interest held by such client.

D.       Use of Codes
         ------------

         1. For clients to whom firm renders investment advisory services, firm may maintain books and records in such manner that the identity of client is indicated by numerical or alphabetical code or some similar designation.

E.       Preservation of Records
         -----------------------

         1. All records must be kept in easily accessible place for at least the past five* years; records for last two years must be kept in office of adviser.
         2. Partnership articles, articles of incorporation (as amended), charters, minute books, stock certificate books must be maintained at principal office (until 3 years after termination of enterprise).
         3. Photographic, microfilm or computer records may be maintained in lieu of documents required, provided: (i) these records are arranged and indexed to permit immediate location of any record;
                (ii) the adviser is ready at all times to provide a facsimile of any record to the SEC; (iii) one other copy of the record is stored in location away from the original; (iv) access to computer records is safeguarded to prevent loss, alteration or destruction; and (v) adviser has means for viewing microfilm and producing hard copies thereof on premises.

*To take into account the longer retention period in the Investment Company Act of 1940, SPIAS LLC will use a six-year retention period.

F.       Duplicate Records
         -----------------

         1. Records made and kept under Securities Exchange Act Rules 17a-3 and 17a-4 (relating to books and records maintained by broker-dealers) which are substantially the same as records required under the Advisers Act need not be duplicated.
         2. Compliance with Part I.A, supra, does not require creation of duplicate records to comply with any subpart of Part I.A.

____________________________

(11) The term "investment supervisory services" is defined in the Advisers Act to mean the giving of continuous advice as to the investment of funds on the basis of the individual needs of each client.
(12)     "Promptly" means generally within 24 hours.

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II.      Registration
         ------------

         1. Have recent personnel or other changes occurred requiring amending of Form ADV? See Exhibit 1 for a list of all changes requiring amendment of Form ADV.
         2. Form ADV-S must be filed annually within 90 days of the close of the adviser's fiscal year. Form ADV-S requires: (i) adviser to state whether any amendment to Form ADV is due; (ii) filing of audited balance sheet as of the end of the most recent fiscal year; (13) and (iii) filing of each brochure other than Form ADV, Part II delivered or offered to a client during the fiscal year.

III.     The "Brochure Rule" [Rule 204-3]
         -------------------

         1. Adviser must furnish each current or prospective client with a disclosure document ["brochure"] which is either: (i) a copy of Form ADV Part II; or (ii) contains at least the information contained in Form ADV Part II. (14) Except that adviser need not furnish brochure to: (i) U.S.-registered investment company clients; or (ii) clients receiving only impersonal advisory services (15) (but must offer brochure to latter if value of contract is in excess of $200).
         2. Brochure must be delivered: (i) within 48 hours of entering into contract; or (ii) at time of entering into contract, if client has right to cancel within 5 days.
         3. Brochure must be offered at least annually to all clients, except for: (i) U.S.-registered investment companies; and (ii) contracts for impersonal advisory services of less than $200. Brochure must be delivered within 7 days of receipt of request.
         4. Brochure must also be offered to all clients for impersonal advisory services requiring prepayment of $200 or more at time of entering into contract.
         5. Rule 204-3 requires that a separate brochure disclosing wrap fee arrangements be delivered to prospective wrap fee clients and annually offered to an adviser's existing wrap fee clients. The brochure must be updated promptly to reflect material changes, or within 90 days after the end of a sponsor's fiscal year end to reflect other changes. Schedules H of Form ADV must be completed by sponsors of wrap fee programs.

         See Exhibit III for procedures for distributing Form ADV Part II to customers.

____________________________

(13) Audited balance sheet must be filed if adviser has custody or possession of clients' funds or requires advisory fees in excess of $500 per client and six months or more in advance.
(14) The adviser may omit from its disclosure document information applicable only to certain specific clients (provided these clients receive the information). However, the disclosure requirements of this rule are not intended to be exclusive, and advisers are reminded that compliance with this rule does not relieve them of any other obligation, prescribed by law, to disclose information to clients. [See especially the various rules promulgated under the anti-fraud provisions of the Advisers Act, infra Section VII.]
(15) "Impersonal advisory services" means any contract relating solely to the provision of investment advisory services: (i) by means of written material or oral statements which do not purport to meet the need of specific individual accounts; (ii) through the issuance of statistical information containing no expression of opinion as to the investment merits of a particular security; or (iii) any combination of the foregoing services.

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IV.      Custody Arrangements [Rule 206(4)-2]
         --------------------

         If an adviser has custody or possession of client funds or securities, the following conditions must be met:

         1. Each client's securities must be kept segregated, marked to identify each client, and held in safekeeping free from risk of destruction or loss.
         2.     All client funds must be deposited in one or more bank accounts
                (i) which contain only client funds, (ii) in the name of the adviser as agent or trustee for the client, and (iii) adviser must maintain separate record therefor showing name and address of bank, dates and amounts of deposits and withdrawals, and exact amount of each client's beneficial interest in such account.
         3. All clients must be notified in writing, immediately after adviser accepts client funds, of place and manner where client assets will be maintained; clients must be further notified of any changes in these arrangements.
         4. Adviser must send to all clients not less frequently than once every 3 months an itemized statement showing client assets in adviser's custody at end of period and all credits and debits during period.
         5. All funds and securities must be verified by actual examination at least annually in unannounced inspection by independent public accountant. [Certificate describing annual examination and results thereof must be filed with SEC.]
         6. Rules 1-5 above do not apply if adviser is also registered as broker-dealer and (i) subject to and in compliance with Rule 15c3-1; or (ii) if the broker-dealer is a member of a securities exchange whose members are exempt from 15c3-1, the broker-dealer is in compliance with exchange rules regarding financial responsibility and segregation of client funds.


V.       Reports of Securities Holdings Under the Securities Exchange Act
         ----------------------------------------------------------------

         1. Rule 13f-l Compliance - If adviser acts as institutional investment manager with investment discretion with respect to accounts of $100 million or more of exchange-traded or NASDAQ securities, must file Form 13F within 45 days of each calendar quarter end, reporting inter alia (i) name of issuer; (ii) number of shares; and (iii) aggregate fair market value of each security held.
         2. Rule 13d-l Compliance - Rule 13d-l requires beneficial owners(1)(6) of 5 percent or more of certain classes of equity securities to report to the SEC and the issuer on either
                Schedule 13D or Schedule 13G. In addition, in certain circumstances an adviser responding on Schedule 13G will be required to notify clients whose accounts it manages on a discretionary basis of their reporting obligations under the Rule.

VI.      Certain Restrictions on Advisory Contracts
         ------------------------------------------

         1. Investment advisory contracts that provide for compensation based on a share of capital gains or appreciation are subject to special restrictions. Fulcrum fee arrangements are permitted in the case of registered investment companies and in the case of certain other clients where the contract relates to over $1 million in assets.

____________________________

(16) "Beneficial owner ship" includes investment power with the poser to dispose of, or direct the disposal of, a security.

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         2.     The SEC staff has historically taken the position that certain fees are so high as to constitute violations of the Advisers Act. Consequently, advisory fees of 3% or more should be evaluated with counsel and special disclosures made to clients.
         3. Adviser should offer and provide pro-rata refunds to clients who terminate an advisory relationship.
         4. Advisory contracts must provide that they may not be assigned by the adviser without client's consent.
         5. Any clause binding client to waive rights to adviser's compliance with any provision of the Advisers Act is void.
         6. Contracts should indicate whether adviser will vote proxies for investment securities. If so, adviser has duty to vote proxies in the interests of the client; adviser should maintain records adequate to sustain such a finding.





VII.     The Anti-Fraud Provisions of the Investment Advisers Act
         --------------------------------------------------------

         A.     General Areas of Concern
                ------------------------

                1. Adviser's Participation in Limited Partnerships: adviser serving as general partner must not receive remuneration greater than it would receive on pro-rata return on capital contribution (otherwise violates the incentive fee prohibitions in Section 205(1)).
                2. Firm trading (or restricted list) procedures should be observed.
                3. "Scalping" and related activities: adviser and certain associated persons should not trade in securities for their own accounts against the recommendations made to clients.
                4. Adviser should have adequate internal procedures to supervise and monitor reporting of securities transactions made by advisory representatives on their own behalf.
                5.    Any restrictions placed on the personal trading activities of advisory personnel should be consistent with the
                      restrictions described in the Adviser's Form ADV.
                6. Adviser must establish, maintain and enforce written policies and procedures reasonably designed to present the misuse of material, non-public information, i.e., inside information.

B.       Principal Transactions
         ----------------------

         A registered investment adviser may not, directly or indirectly, (17) either as principal for its own account or as broker-dealer for a third party, sell securities to or purchase securities from a client account unless (i) the adviser first discloses the following in



____________________________

(17) The rule would also apply to a principal transaction by a broker-dealer affiliate of an adviser.

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         writing to client; and (ii) receives the client's consent to the transaction. Adviser must disclose (at minimum):

         1.     Capacity in which adviser proposes to act.
         2. Cost to the adviser of any security which he will sell to client (or estimated resale price of security he proposes to buy).
         3. Best price at which transaction could be effected by client elsewhere, if such price is more advantageous to client than actual purchase or sale price.
         4. All disclosures as to costs, prices, and profit must be expressed clearly in dollars and cents, and not in terms of a percentage or other formula.
         5. This disclosure and consent must be made and received for each separate principal transaction.
         6. These rules do not apply to: (i) accounts of a broker-dealer which are not advisory accounts; or (ii) clients, in general, as to whom only provided "impersonal" advice is rendered, (18) that related written and oral statements disclose that if securities are purchased through the adviser, he may be acting as principal for his own account or agent for another person.


C.       Special Rule for "Agency Cross Transactions"
         --------------------------------------------

         A registered adviser or affiliated broker-dealer may effect "agency cross transactions" (19) for a client provided that:
         1. The client first receives full written disclosure with respect to receipt of commissions and potential conflicts of interest;
         2. The client has executed a written consent authorizing the transactions;
         3. The adviser or broker-dealer sends a written confirmation to the client, at or before the completion of the transaction, including:
                a)    description of the transaction
                b)    date
                c) source and amount of any remuneration received by the adviser or broker-dealer or, in certain cases, a statement whether such remuneration was received and an offer to furnish the source and amount
                d)    an offer to furnish time of transaction on request;
         4. The adviser or broker-dealer sends to the client at least annually and as part of any account statement or summary, a written disclosure of the total number of agency cross transactions since the written consent or during the period covered by any other written statement or summary and the total remuneration received or to be received with respect to such transactions during the period;



____________________________

(18) In this case, generic advice given publicly to 35 or more persons who pay for the advice.

(19) Transactions in which an adviser, acting as adviser with respect to such transactions, also acts, directly or through an affiliate, as broker for both the client and a person on the other side of the transaction.

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         5.     Each written disclosure and confirmation to a client regarding such transactions must state conspicuously that the client's consent may at any time be revoked in writing; and
         6. No such transaction may be effected in which the adviser, alone or with an affiliated broker-dealer, recommended the transaction to both the purchaser and the seller.

D.       Portfolio Management, Execution and Brokerage Allocation: "Best
         ---------------------------------------------------------------
         Execution", Portfolio Turnover, "Soft Dollar" Arrangements, Allocation
         ----------------------------------------------------------------------
         of Securities Trades and Dissemination of Research
         --------------------------------------------------

         1. Brokerage must be allocated generally on the basis of "best execution" of client's trade orders.
         2. Purchases of securities for clients must be "suitable" to client needs and meet any and all requirements set out in advisory contract.
         3. Advisers must not engage in excess trading in accounts ("churning") to generate commissions for broker-dealers or affiliates, or for personal gain.
         4. Subject to certain exceptions, Section 11(a) of the Securities Exchange Act of 1934 makes it unlawful for a member of an exchange to execute a transaction on that exchange "for its own account, the account of an associated person, or an account with respect to which it or an associated person thereof exercises investment discretion." Use of floor broker is necessary. There is an exception for accounts of natural persons.
         5. If adviser "pays up" for research services received from broker-dealers, must be research services within the meaning and intent of Securities Exchange Act Section 28(e).
         6.     Adviser must have fair and equitable formulas for determining:
                (i) allocation of securities; and (ii) dissemination of recommendations among diverse clients, which formulas must be applied consistently.
         7. Adviser should have internal controls to monitor client's cash accounts to ensure they are earning as high a rate of return as possible consistent with their client's objectives.
         8. Adviser should avoid "overdrafting" the client's account. An overdraft position would occur when a client does not have sufficient cash in his account to cover securities purchases on settlement date.

E.       Advertising [Rule 206(4)-1]
         -----------

         Advertising (or written communications generally) by advisers generally must not make use of:

         1.     Testimonials (including unsolicited and unedited testimonials);
         2. References to anything less than all recommendations made by the adviser during the past year or more (and even then only if accompanied by sufficient explanatory information and cautionary statements);
         3. Claims that investment "formulas" can be used to make investment decisions, unless sufficiently qualified;
         4. Claims that any report, analysis or other service will be furnished free of charge unless it is actually furnished free of charge without any obligations;

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         5.     Any claim or statement that is false or misleading, including any claim which:
                (a) fails to disclose the effect of material market or economic conditions on the results portrayed (e.g., an advertisement stating that the accounts of the adviser's clients appreciated in value 25 percent without disclosing that the market generally appreciated 40 percent during the same period);
                (b) includes model or actual results that do not reflect the deduction of advisory fees, brokerage or other commissions, and any other expenses that a client would have paid or actually paid;
                (c) fails to disclose whether and to what extent the results portrayed reflect the reinvestment of dividends and other earnings;
                (d)   suggests or makes claims about the potential for profit
                      without also disclosing the possibility of loss;
                (e)   compares model or actual results to an index without
                      disclosing all material facts relevant to the comparison (e.g., an advertisement that compares model results to an index without disclosing that the volatility of the index is materially different from that of the model portfolio);
                (f) fails to disclose any material conditions, objectives, or investment strategies used to obtain the results portrayed (e.g., the model portfolio contains equity stocks that are managed with a view towards capital appreciation);
                (g) fails to disclose prominently the limitations inherent in model results; effect of any such change on the results portrayed;
                (h) fails to disclose, if applicable, that any of the securities contained in, or the investment strategies followed with respect to, the model portfolio do not relate, or only partially relate, to the type of advisory services currently offered by the adviser (e.g., the model includes some types of securities that the adviser no longer recommends for its clients);
                (i) fails to disclose, if applicable, that the adviser's clients had investment results materially different from the results portrayed in the model;
                (j) fails to disclose prominently, if applicable, that the results portrayed relate only to a select group of the adviser's clients, the basis on which the selection was made, and the effect of this practice on the results portrayed, if material.
         6. "Hedge clauses" that imply that client has waived right to certain legal remedies.

         See Exhibit IV for advertising approval procedures.


F.       Referral Arrangements [Rule 206(4)-3]
         ---------------------

                1. Third-party solicitors must provide prospective clients with: (i) adviser's current brochure; and (ii) a disclosure statement describing the solicitation arrangement (including information as to fees and compensation). Adviser must keep a signed written confirmation that client has received disclosure materials (see Section I.A. 14, supra).

G.       Disclosure of Conflicts of Interest
         -----------------------------------

                1. Disclosure concerning use of the adviser's brokerage services and receipt of brokerage compensation.
                2. Disclosure concerning securities in which the adviser has a position or other financial interest.
                3. Disclosure concerning the timing and nature of any trading by the adviser for its own account or trading for other clients (brokerage or advisory), and trading for individual client.


H.       Disclosure of Material Financial or Disciplinary Information
    -----------------------------------------------------------------

                1. Disclosure of a financial condition of the adviser that is reasonably likely to impair the ability of the adviser to meet its contractual commitments to clients if the adviser has discretionary authority (expressed or implied) or custody over client assets or requires prepayment of advisory fees of more than $500 from each client, 6 months or more in advance.
                2. Disclosure of any legal or disciplinary event that is material to an evaluation of the adviser's integrity or ability to meet contractual commitments to clients.

VIII.    "Representational" Considerations
         ---------------------------------

                1. Allusions to the fact of SEC registration may state that the adviser is so registered but must not imply that such registration indicates sponsorship, recommendation, approval or acknowledgement of ability by the SEC or by any U.S. Government agency or official.
                2. Use of term "investment counsel" (unless used accurately to describe title of registration in certain states) may not be used to describe an adviser unless his principal business is acting as an investment adviser and a substantial part of that business consists of rendering investment supervisory services.

IX.      Limitations on Advisory Personnel (Section 203(f)
         ---------------------------------

                1. An investment adviser may not employ a person the adviser knows, or in the exercise of reasonable care should know, has been suspended or barred from being associated with an investment adviser.

X.       Individualized Advice
         ---------------------

                1. If an adviser does not give each client individualized advice, the SEC may find each client's interest in the account to be a security required to be registered under the Securities Act of 1933 and the accounts managed by the investment adviser to be an investment company required to be registered under the Investment Company Act of 1940.

                                                                      Exhibit 1
                                                                     Page 1 of 3

                                Rule 204-1(b)(1)
                                ----------------
          Requirements for Filing with SEC of Amendments * to Form ADV
          ------------------------------------------------------------

                                                              Promptly After              No later than
                                    Promptly After               Material                 90 Days After
Item                                  Any Change               Change Only* *            Fiscal Year-end
-------------------------------------------------------------------------                ---------------

Part I:

  Nature of filing

1.  Name                            X

2.  Address                         X

3.  Location of books
    and records and hrs.
    of operation                    X

4.  Contact person
    information                     X

5.  Agent for service               X

6.  Fiscal year                                                                                X

7.  State registration** *                                                                     X

8.  Legal status                    X

9.  Merger/succession                                                 X

10. Schedules A-C (names                                              X
    of officers/directors/
    partners, etc.)
    Control persons

11. Violations,
    suspensions,
    injunctions                     X

12. Schedule D-business
    background, education
    etc. of officers,
    directors or partners                                                                      X

13. Exercise of custody
    possession

    A. funds                        X
    B. client securities            X
    C. amount                                                                                  X

15. Prepayment of Fees                                                                         X

16. Brochure Rule                                                                              X

17. Schedule H                                                        X

18. Number of employees                                                                        X

____________________________

* When an amendment is necessary, only the pages being amended, the execution page, and page 1 of Part I need be filed.

** If change is not material, these items must be amended within 90 days after fiscal year-end.

*** If the adviser's license has been withdrawn or involuntarily terminated, it must file the amendment promptly (col. 1). Any other change (e.g., registration in additional states) must be filed within 90 days after the end of the adviser's fiscal year (col. 3).

                                                                    Exhibit 1
                                                                     Page 2 of 3

                                Rule 204-1(b)(1)
                                ----------------
          Requirements for Filing with SEC of Amendments * to Form ADV
          ------------------------------------------------------------

                                                             Promptly After              No later than
                                    Promptly After              Material                 90 Days After
Item                                  Any Change              Change Only* *            Fiscal Year-end
-------------------------------------------------------------------------               ---------------

19. Accounts receiving
    discretionary management                                                                   X

20. Accounts receiving
    non-discretionary
    management                                                                                 X

21. Financial Planning services                                                                X

22. Principal transactions                                                                     X

23. State required financial
    statements                                                                                 X


Part II.

1.  Advisory Services and
    Fees                                                              X

2.  Types of Clients                                                  X

3.  Types of Securities                                               X

4.  Methods of Analysis,
    Sources of Information
    and Investment
    Strategies                                                        X

5.  Education and Business
    Standards                                                         X

6.  Education and
    Business Background                                               X

7.  Other Business
    Activities                                                        X

8.  Other Securities
    Industry Activities
    or Affiliations                                                   X

9.  Participation or
    Interest in Securities
    Transactions                                                      X

10. Conditions for Managing

11. Review of Accounts                                                X

12. Investment or Brokerage
    Discretion                                                        X




____________________________

* When an amendment is necessary, only the pages being amended, the execution page, and page 1 of Part I need be filed.

** If change is not material, these items must be amended within 90 days after fiscal year-end.

*** If the adviser's license has been withdrawn or involuntarily terminated, it must file the amendment promptly (col. 1). Any other change (e.g., registration in additional states) must be filed within 90 days after the end of the adviser's fiscal year (col. 3).

                                                                   Exhibit 1
                                                                     Page 3 of 3

                                Rule 204-1(b)(1)
                                ----------------
          Requirements for Filing with SEC of Amendments * to Form ADV
          ------------------------------------------------------------

                                                              Promptly After             No later than
                                    Promptly After              Material                 90 Days After
Item                                  Any Change              Change Only* *            Fiscal Year-end
-------------------------------------------------------------------------               ---------------

13. Additional Compensation                                           X

14. Audited Balance
    Sheet (where required)                                                                     X
























____________________________

* When an amendment is necessary, only the pages being amended, the execution page, and page 1 of Part I need be filed.

** If change is not material, these items must be amended within 90 days after fiscal year-end.

*** If the adviser's license has been withdrawn or involuntarily terminated, it must file the amendment promptly (col. 1). Any other change (e.g., registration in additional states) must be filed within 90 days after the end of the adviser's fiscal year (col. 3).

                                                                      EXHIBIT II

               STANDARD & POOR'S INVESTMENT ADVISORY SERVICES LLC
                          COMPLAINT RESPONSE PROCEDURES


    1. All complaints, whether received in writing or orally, must be submitted to Compliance. Oral complaints must be summarized in a memo to the file with a copy to Compliance.

    2. Business unit staff must provide a written response to all complaints as soon as possible. However, Compliance must first approve a draft of the response.

    3.  A final copy of the response must be sent to Compliance.

    4. The business unit must maintain complaint files for a period of five years, in an easily accessible place. The most recent two years should be kept in the office.

Please notify SPIAS LLC's Compliance Officer, Alan Waller, or his designee, if you have any questions.

                                                                     EXHIBIT III
                                                                     Page 1 of 2

               STANDARD & POOR'S INVESTMENT ADVISORY SERVICES LLC
                    FORM ADV PART II DISTRIBUTION PROCEDURES

Rule 204-3 (Brochure Rule) of the Investment Advisers Act of 1940 governs the distribution of Standard & Poor's Investment Advisory Services (SPIAS) LLC's Form ADV Part II (ADV) to new and existing clients as follows:

         oNew clients must receive ADV either 48 hours prior to entering into a contract with SPIAS or concurrent with entering into a contract if they are given the right to terminate the contract within five business days.

         oAnnually, existing clients must be offered the opportunity to receive ADV.

To discharge SPIAS' obligation under the Brochure Rule, it is important that Compliance maintains a current customer list and documents distribution. The following formalizes procedures to achieve compliance:

         1. Several important control features serve as the foundation of the procedures:

             a) Licensing and Contracts Administration (L&CA) and the Corporation's Legal Department are the only departments that issue new and renewal contracts for SPIAS LLC.

             b) L&CA maintains a database of executed and work-in-process contracts for various units, including SPIAS LLC. In addition to contracts originated by L&CA, the database contains contracts issued by Corporate Legal.

             c) In accordance with prudent business practice and controls, NO ADVICE CAN BE GIVEN TO A CLIENT WITHOUT A SIGNED CONTRACT. (THE COMPLIANCE OFFICER MUST APPROVE ALL EXCEPTIONS.)

             d)  A current version of SPIAS LLC's ADV is incorporated as an exhibit in each contract as directed in a contract procedures memo dated January 21, 2004.

         2. The Assistant Compliance Officer will maintain a current list of SPIAS LLC clients. This will be achieved by:

             a)  monitoring activity reports for prospective clients,

             b) monitoring entries of executed and work-in-process contracts in L&CA's database,

             c) reviewing SPIAS LLC's client billings as an additional crosscheck against the client list, and

             d) reviewing client status (current or terminated) with Portfolio Services.

                                                                     EXHIBIT III
                                                                     Page 2 of 2

               STANDARD & POOR'S INVESTMENT ADVISORY SERVICES LLC
                    FORM ADV PART II DISTRIBUTION PROCEDURES


         Because the database will include the Corporation's Legal Department's work-in-process and executed contracts, the Corporation's Legal Department will notify L&CA of such contracts.

         Portfolio Services will notify Compliance of new and terminated accounts as soon as possible.

         The Compliance Officer will review the current client list periodically, but at a minimum, no later than quarterly.

         3. In addition, the Assistant Compliance Officer will maintain the following lists:

             a) NEW CLIENTS - The Assistant Compliance Officer will maintain a list of new clients. The list will include the effective date of the contract and the date the contract was mailed or delivered. The department that mailed or deleivered the contract must notify Compliance of the mail or delivery date. The Compliance Officer will review the list periodically, but at a minimum, no later than quarterly.

             b) ANNUAL ADV MAILING - Current clients will automatically receive the annual ADV update which usually occurs at the end of the first calendar quarter. The Compliance officer will cross check the mailing list against the customer list and transmittal letters accompanying the mailing.

             c) INTERIM ADV MAILING - If ADV is significantly revised before the annual update cycle, then a distribution to current clients will be made as soon as possible after the change. The Compliance officer will cross check the mailing list against the customer list and transmittal letters accompanying the mailing.

             d) PROSPECTIVE CLIENT REQUESTS - The Assistant Compliance Officer will maintain a list of requests for ADV by prospective customers. The list will include the date the ADV was mailed.

         UNDER NO CIRCUMSTANCE SHOULD ADV BE MAILED INDEPENDENTLY OF COMPLIANCE OR L&CA.

Your cooperation in implementing the above procedures is critical to achieving full compliance with the Brochure Rule of the Investment Advisers Act of 1940.

Please let me know if you have any questions.

                                                                     EXHIBIT IV
                                                                     Page 1 of 2

               STANDARD & POOR'S INVESTMENT ADVISORY SERVICES LLC
                         ADVERTISING APPROVAL PROCEDURES

The following explains the regulations and approval procedures concerning advertising:

REGULATIONS
-----------
Rule 206(4)-1 of the Investment Advisers Act of 1940 governs advertising by an investment adviser. According to the rule, "...the term `advertisement' shall include any notice, circular, letter or other written communication addressed to more than one person, or any notice or other announcement, in any publication or by radio or television, which offers: (1) any analysis report, or publication concerning securities, or which is to be used in making any determination as to when to buy or sell any security, or which security to buy or sell, or (2) any graph, chart, formula or other device to be used in making any determination as to when to buy or sell any security, or which security to buy or sell, or (3) any other investment advisory service with regard to securities."

Rule 206(4)-1 also stipulates restrictions on what the advertisement can say.

         Advertising (or written communications generally) by advisers generally must not make use of:

             1.  Testimonials (including unsolicited and unedited testimonials);
             2. References to anything less than all recommendations made by the adviser during the past year or more (and even then only if accompanied by sufficient explanatory information and cautionary statements);
             3. Claims that investment "formulas" can be used to make investment decisions, unless sufficiently qualified;
             4. Claims that any report, analysis or other service will be furnished free of charge unless it is actually furnished free of charge without any obligations;
             7. Any claim or statement that is false or misleading, including any claim which:
                 (a) fails to disclose the effect of material market or economic conditions on the results portrayed (e.g., an advertisement stating that the accounts of the adviser's clients appreciated in value 25 percent without disclosing that the market generally appreciated 40 percent during the same period);
                 (b) includes model or actual results that do not reflect the deduction of advisory fees, brokerage or other commissions, and any other expenses that a client would have paid or actually paid;
                 (c) fails to disclose whether and to what extent the results portrayed reflect the reinvestment of dividends and other earnings;
                 (d) suggests or makes claims about the potential for profit without also disclosing the possibility of loss;

                                                                     EXHIBIT IV
                                                                     Page 2 of 2

               STANDARD & POOR'S INVESTMENT ADVISORY SERVICES LLC
                         ADVERTISING APPROVAL PROCEDURES

                 (e) compares model or actual results to an index without disclosing all material facts relevant to the comparison (e.g., an advertisement that compares model results to an index without disclosing that the volatility of the index is materially different from that of the model portfolio);
                 (f) fails to disclose any material conditions, objectives, or investment strategies used to obtain the results portrayed (e.g., the model portfolio contains equity stocks that are managed with a view towards capital appreciation);
                 (h) fails to disclose prominently the limitations inherent in model results; effect of any such change on the results portrayed;
                 (h) fails to disclose, if applicable, that any of the securities contained in, or the investment strategies followed with respect to, the model portfolio do not relate, or only partially relate, to the type of advisory services currently offered by the adviser (e.g., the model includes some types of securities that the adviser no longer recommends for its clients);
                 (i) fails to disclose, if applicable, that the adviser's clients had investment results materially different from the results portrayed in the model;
                 (j) fails to disclose prominently, if applicable, that the results portrayed relate only to a select group of the adviser's clients, the basis on which the selection was made, and the effect of this practice on the results portrayed, if material.

             8. "Hedge clauses" that imply that client has waived right to certain legal remedies.

APPROVAL PROCEDURES
-------------------
Advertising media includes print, television, radio, and the internet. Examples are promotion brochures, prospecting letters, print advertising, and banner advertising on websites. Advertising includes material prepared internally or by clients to market their products to their customers.

The President of SPIAS LLC or his/her designee, Legal, and Compliance must approve all original advertising and updates of existing advertising before release. The business should obtain approval from the President of SPIAS LLC and Legal before forwarding the advertisement to Compliance. Approval can be submitted to Compliance via e-mail if an electronic version of the advertisement is attached.

Final hard copies of all advertisements must also be submitted to Compliance.

The business unit must maintain final hard-copy advertising files (at least 10 copies of each advertisement) for a period of five years, in an easily accessible place. The most recent two years should be kept in the office.

Please notify SPIAS LLC's Compliance Officer, Alan Waller, or his designee, if you have any questions.

                                                                       SECTION C

               STANDARD & POOR'S INVESTMENT ADVISORY SERVICES LLC
        LEGAL INTERVENTION FOR SENDING STOCK REPORTS TO SUBJECT COMPANIES


The following procedure has been implemented by Standard & Poor's Investment Advisory Services LLC ("SPIAS") in accordance with amended Rule 472 of the New York Stock Exchange, Inc. ("NYSE"). You must adhere to this procedure to the extent applicable.

If you have any questions regarding these procedures or seek clarification on any provision please do not hesitate to call Anita Whelan at 212-438-1109 or Thomas Vitale at 212-438 - 3414.

RELEVANT DEFINITIONS
             o For purposes of this procedure "subject company" is the company whose equity securities are the subject of research reports.
             o "Research report" is generally defined as a written or electronic communication, which includes an analysis of equity securities or individual companies or industries, and provides information reasonably sufficient to base an investment decision. The term research report shall include research prepared by Standard & Poor's Equity Research Department ("Standard & Poor's") a division of Standard & Poor's Investment Advisory Services LLC ("SPIAS"). "Research report" does not include (a) non-affiliated third party research reports "distributed" or "provided" by SPSI pursuant to a "soft dollar" arrangement with the provider of such products, (b) reports discussing broad-based indices, such as the Russell 2000 or S&P 500 index, that do not discuss, recommend or rate individual securities, (c) reports commenting on economic, political or market conditions that do not discuss, recommend or rate individual securities, (d) technical analysis concerning the demand and supply for a sector, index or industry based on trading volume and price, (e) statistical summaries of multiple companies' financial data (including listings of current ratings) that do not include any narrative discussion or analysis of individual companies' data, or (f) reports that recommend increasing or decreasing holdings in particular industries or sectors but that do not contain recommendations or ratings for individual securities.

RESTRICTIONS ON SUBMITTING RESEARCH REPORTS TO SUBJECT COMPANY
NYSE Rule 472(b)(3)
             o Neither SPIAS nor any employee of SPIAS shall submit a research report to a subject company prior to distribution, except for the review of sections of a draft of the research report solely to verify the facts.
             o Neither SPIAS nor any employee of SPIAS shall under any circumstances provide the subject company sections of research reports that include the research summary, the research rating or the price target.
             o Prior to submitting any sections of the research report to the subject company the employee must provided a complete draft of the research report to Anita Whelan, or, in her absence, Thomas Vitale, identifying the sections of the research report that the employee intends to send the subject company. The

                                                                       SECTION C

               STANDARD & POOR'S INVESTMENT ADVISORY SERVICES LLC
              LEGAL INTERVENTION FOR SENDING STOCK REPORTS TO SUBJECT COMPANIES

                 research report submitted to Ms. Whelan must be accompanied by a completed copy of the form attached to these procedures as EXHIBIT A. Ms. Whelan shall indicate her approval, disapproval or modification of the request to submit those section of the research report identified on the form to the subject company by initialing the form and dating it and writing "approved" "not approved do not send" or "see comments". A copy of the form as so noted shall be forwarded to the requesting employee and the original shall be retained in accordance with SPIAS' record retention policy.
             o If after the submission to the subject company, the employee intends to change the proposed rating or price target, written justification must first be provided to Ms. Whelan, or in her absence, Thomas Vitale, in the form attached as to these procedures as EXHIBIT B for prior approval. Ms. Whelan will consider the basis for the proposed change by considering the factors set forth in the form and by following-up with the employee to request any additional information that may be necessary in order to complete her review. Ms. Whelan shall mark the form either "approved" or "not approved" and initial and date it. A copy of the research report, drafts, and any changes thereto, and the original form shall be retained in accordance with SPIAS' record retention policy and a copy of the form returned to the employee.
             o Neither SPIAS nor the employee shall notify a subject company that a rating will be changed until after the close of trading in the principal market of the subject company one trading day prior to the announcement of the change.

                                                                    SECTION C

              STANDARD & POOR'S INVESTMENT ADVISORY SERVICES LLC
               LEGAL INTERVENTION FOR SENDING STOCK REPORTS TO SUBJECT COMPANIES


                                                                       EXHIBIT A


STANDARD &POOR'S INVESTMENT ADVISORY SERVICES LLC



MEMORANDUM TO:        Ms. Anita Whelan
                      Standard & Poor's Global Regulatory Affairs Department
                      Mr. Thomas Vitale
                      Standard & Poor's Securities, Inc.
NAME OF RESEARCH
ANALYST:
                      --------------------------------


DATE OF REQUEST FOR
APPROVAL:
                      --------------------------------

                  REQUEST TO SUBMIT SECTIONS OF RESEARCH REPORT
                              TO SUBJECT COMPANY


THIS FORM MUST BE COMPLETED PRIOR TO SUBMITTING ANY SECTIONS OF A RESEARCH REPORT TO A COMPANY WHOSE EQUITY SECURITIES ARE THE SUBJECT OF THE RESEARCH REPORT ("SUBJECT COMPANY") IN ACCORDANCE WITH RULE 472(B)(4) OF THE NEW YORK STOCK EXCHANGE, INC. CONSTITUTION AND RULES AND RULE 2711(C) OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. RULES, AND SENT TO SPSI'S COMPLIANCE OFFICER AND STANDARD & POOR'S GLOBAL REGULATORY AFFAIRS DEPARTMENT FOR REVIEW AND INDICATION OF APPROVAL. SECTIONS OF A RESEARCH REPORT may only BE SUBMITTED TO A SUBJECT COMPANY IN ORDER TO VERIFY FACTS. You may not submit under any circumstances sections of the research reports that include the research summary, the research rating or the price target. SIMILARLY, YOU MAY NOT DISCUSS THE RESEARCH SUMMARY, THE RESEARCH RATING OR THE PRICE TARGET WHEN SUBMITTING THE REPORT TO THE SUBJECT COMPANY FOR VERIFICATION OF ANY FACTS. YOU MAY NOT SUBMIT ANY SECTIONS OF A RESEARCH REPORT TO SUBJECT COMPANY UNTIL YOU HAVE RECEIVED APPROVAL FROM COMPLIANCE AND YOU MUST RETAIN A COPY OF THE APPROVAL IN YOUR FILES. Before approval will be granted, a complete draft of the research report must accompany this form and be sent to SPSI's Compliance Officer and Anita Whelan.

                                                                    SECTION C

                                                                   4 of 6


                                                                   EXHIBIT A
             STANDARD & POOR'S INVESTMENT ADVISORY SERVICES LLC
            LEGAL INTERVENTION FOR SENDING STOCK REPORTS TO SUBJECT COMPANIES


                         PLEASE COMPLETE THE FOLLOWING:
                            Name of Subject Company:
                     ______________________________________

   Description of Sections to be Provided to Subject Company [include caption titles and page numbers to the extent possible]:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
                     ______________________________________
   Description of facts which you are seeking to have Subject Company verify:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
                     ______________________________________

     IF YOU HAVE ANY QUESTIONS REGARDING THE PROPER COMPLETION OF THIS FORM
         PLEASE CALL MS. ANITA WHELAN AT (212) 438-1109 OR TOM VITALE AT
                   (212) 438-4464. SIGNATURE BELOW INDICATES:
Approvals granted:

_________________________           Date:_____________________________
Name:
Title:

Not approved do not send:

_________________________           Date:_____________________________
Name:
Title:

See comments:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________


_________________________           Date:_____________________________
Name:
Title:

                                                                    SECTION C

               STANDARD & POOR'S INVESTMENT ADVISORY SERVICES LLC
        LEGAL INTERVENTION FOR SENDING STOCK REPORTS TO SUBJECT COMPANIES

                                                                       EXHIBIT B

                STANDARD &POOR'S INVESTMENT ADVISORY SERVICES LLC

MEMORANDUM TO:           Ms. Anita Whelan
                         Standard & Poor's Global Regulatory Affairs Department
                         Mr. Thomas Vitale, Compliance Officer
                         Standard & Poor's Securities, Inc., Compliance
NAME OF RESEARCH
ANALYST:
                         --------------------------------


DATE OF REQUEST FOR
APPROVAL:
                         --------------------------------

                REQUEST TO CHANGE PROPOSED RATING OR PRICE TARGET

IF YOU INTEND TO CHANGE THE PROPOSED RATING OR PRICE TARGET SET FORTH IN A RESEARCH REPORT AFTER HAVING SUBMITTED ANY SECTIONS OF THAT RESEARCH REPORT TO A COMPANY WHOSE EQUITY SECURITIES ARE THE SUBJECT OF THE RESEARCH REPORT ("SUBJECT COMPANY"), YOU MUST FIRST COMPLETE THIS FORM AND SUBMIT IT TO THE COMPLIANCE OFFICER OF SPSI AND ANITA WHELAN FOR REVIEW AND INDICATION OF APPROVAL, IN ACCORDANCE WITH RULE 472(B)(4)(II) OF THE NEW YORK STOCK EXCHANGE, INC. CONSTITUTION AND RULES. IF YOU RECEIVE APPROVAL TO CHANGE THE RATING, YOU may not NOTIFY THE SUBJECT COMPANY UNTIL AFTER THE CLOSE OF TRADING IN THE PRINCIPAL MARKET OF THE SUBJECT COMPANY ONE BUSINESS DAY PRIOR TO THE ANNOUNCEMENT OF THE CHANGE.
YOU MAY NOT MAKE ANY CHANGES TO THE RECOMMENDATIONS IN ANY RESEARCH REPORT IF SECTIONS OF THE RESEARCH REPORT HAVE PREVIOUSLY BEEN PROVIDED TO SUBJECT COMPANY UNTIL YOU HAVE RECEIVED APPROVAL FROM COMPLIANCE. YOU MUST RETAIN A COPY OF THE APPROVAL IN YOUR FILES. Prior to receiving approval, a complete draft of the research report and proposed changes thereto (which can be in the form of a copy marked to show proposed changes) must accompany this form and be sent to SPSI's Compliance Officer and Anita Whelan.

                                                                     SECTION C

                                                                   EXHIBIT B
               STANDARD & POOR'S INVESTMENT ADVISORY SERVICES LLC
              LEGAL INTERVENTION FOR SENDING STOCK REPORTS TO SUBJECT COMPANIES

                         PLEASE COMPLETE THE FOLLOWING:
                            Name of Subject Company:
                    ______________________________________

      Description of proposed rating or price target prior to submission of sections of research report to Subject Company:
________________________________________________________________________________
________________________________________________________________________________
             ______________________________________________________
Description of intended change of price rating or price target following submission of sections to Subject Company:
________________________________________________________________________________
________________________________________________________________________________
______________________________________________________
Describe justification for change of recommendation (please indicate what facts, if any, Subject Company failed to verify or needed to be corrected or modified, and specify why this new information should result in a change to the rating. Attach relevant portions of sections of the research report and changes that are proposed.):


     IF YOU HAVE ANY QUESTIONS REGARDING THE PROPER COMPLETION OF THIS FORM
        PLEASE CALL ANITA WHELAN AT (212) 438-1109 OR TOM VITALE AT (212)
                      438-4668. SIGNATURE BELOW INDICATES:
Approvals granted:


_________________________                   Date:__________________________
Name:
Title:

Not approved (do not change recommendation):


_________________________                   Date:___________________________
Name:
Title:



See comments:
________________________________________________________________________________

                                                                     SECTION D


               STANDARD & POOR'S INVESTMENT ADVISORY SERVICES LLC
                      STATEMENT OF POLICIES AND PROCEDURES
                   GOVERNING EMPLOYEES' SECURITIES ACTIVITIES




                                TABLE OF CONTENTS

                                                                            Page

I.       Introduction                                                       35

II.      Material Non-public Information                                    36

III.     A. Securities Pre-clearance and Reporting by Equity Research

         Employees                                                          38

         B.  Securities Pre-clearance and Reporting by Portfolio and

         Publications Analysts and Editors                                  40


         C.  Giving Investment Advice to the Public or Customers

         through Media                                                      42

IV.      Securities Pre-clearance and Reporting by Officers, Directors,

         and Other Employees                                                43

V.       Confidentiality                                                    44

VI.      Acknowledgment                                                     44

VII.     Conduct Related to Giving of Investment Advice                     44

VIII.    Reporting Violations of This Statement of Policy                   45

IX.      Legal Department Regulations Concerning Communications

         With External Parties                                              46


         Attachment I - Brokerage Account Reporting Form                    52

         Attachment II - Pre-clearance Form                                 53

         Attachment III - Acknowledgment Form                               54

               STANDARD & POOR'S INVESTMENT ADVISORY SERVICES LLC
                      STATEMENT OF POLICIES AND PROCEDURES
                   GOVERNING EMPLOYEES' SECURITIES ACTIVITIES




I.    INTRODUCTION
      ------------

As noted in The McGraw-Hill Companies' and S&P's Guild Code of Business Ethics, The McGraw-Hill Companies (McGraw-Hill) enjoys a worldwide reputation for integrity and honesty. The Code, a copy of which has been received by every employee of Standard & Poor's Investment Advisory Services LLC (SPIAS LLC), summarizes general standards of conduct that are applicable to all McGraw-Hill and Standard & Poor's employees. Nothing herein should be read to supplant or modify the obligations imposed on all employees that are set forth in The McGraw-Hill Companies and the S&P Guild Code of Business Ethics.

SPIAS LLC has established this Statement of Policy and Procedures especially for its employees (i) to ensure the compliance by employees with applicable laws, rules, and regulations and (ii) to avoid the appearance of conflict of interest or impropriety relating to the standard of conduct of such persons with regard to their personal securities(1) transactions.

In addition, Standard & Poor's (S&P) reputation and goodwill are of paramount importance, and in part reflect the strength of its franchise. The reputation and goodwill carry the responsibility to provide judgments and opinions in connection with securities evaluation services that are formed in accordance with the highest professional standards that are fair and accurate, and not affected by conflicts of interest. Moreover, analysts must at all times exercise independent judgment in connection with evaluations of companies and their securities, and the ownership of securities by an analyst should not impair or affect his/her integrity, objectivity, judgment, or impartiality in this regard. This Statement of Policy and Procedures is intended to guide us in these endeavors.

Although this policy necessarily imposes restraints upon employees as mandated by the federal securities laws as well as the regulations contained in the rules of the New York Stock Exchange and National Association of Securities Dealers, Inc., S&P has no wish, nor any intent to intrude upon the private lives of its employees and their families. If restrictions are necessary, the burden of compliance with such restrictions falls upon the employee.

Generally, it is illegal to trade in securities while you are in possession of material, non-public information that might affect the value of those securities, or to transmit that information to others who trade or cause someone to trade in those securities. Persons subject to this Code are therefore forbidden from trading, either for themselves or indirectly by transmitting such material, non-public information to others.

Because the law of insider trading involves a number of complex legal interpretations, this policy requires that every employee confer with the Compliance Officer before such person enters into any securities transaction involving information that the employee believes may be non-public and material. The Compliance Officer, in consultation with the McGraw-Hill Legal Department, will determine whether proceeding with the proposed transaction may involve substantial risk that the transaction would violate the law.


Every employee must follow the procedures described below or risk serious sanctions, including termination, substantial personal liability and possible criminal penalties, including jail sentences.

Every employee must read, sign (see Attachment III), and retain a copy of this Statement of Policy and Procedures. Any questions regarding this Statement should be referred to:

o   SPIAS LLC's Compliance Officer
o   SPIAS LLC's Assistant Compliance Officer
o   Director, Global Regulatory Affairs and Assistant General Counsel

In their absence or unavailability, refer questions to these alternate compliance officers:
o   Managing Director of Investment Analysis
o   Managing Director for Portfolio Advisors
o   President of SPIAS LLC
o   Managing Director of Equity Research


II. MATERIAL NON-PUBLIC INFORMATION
    -------------------------------

A.  Definition

         Before trading for yourself or others in the securities of a company, you need to determine if you have information that is material, non-public ("inside") information.

         1) Information is material if an investor would consider it important in making his/her investment decisions or if it would affect the market price of the securities if generally disclosed.

         2) Information is considered non-public if it has not been effectively communicated to the marketplace. Such communication can be published in one of S&P's publications (including time for receipt by subscribers), the Wall Street Journal, another publication of general circulation, or over an electronic distribution network.

         Non-public information includes, but is not limited to, knowledge concerning:

         1)  Pending changes in a security's STARS ranking.
         2) Pending but unannounced changes to S&P's indexes, including changes in S&P index industry classifications and sectors. (This applies to employees associated with index matters such as Equity Research and Technology staffs.)
         3) A buy, sell, or switch recommendation with regard to a security that is under consideration or is about to be made in one of S&P's printed or electronic products.
         4) Pending significant transactions or other information that could impact the value of a company's securities.

B.  Possession of Material Non-public Information

         If you believe you have possession of material, non-public information or have concerns in this area, you should take the following steps:

         1)  Report the matter immediately to the Compliance Officer.
         2) You should refrain from selling or purchasing the security, and should cause the members of your family(2) and trusts of which you are trustee or which you have a beneficial interest(3) in, or where you have the power to act as attorney or guardian for another person, or where you otherwise have the legal right to make independent decisions regarding another person's property or investments, to refrain from selling or purchasing the security if such person has received any non-public information regarding such security.
         3) Do not communicate the information to anyone, including other employees of S&P, other than the Compliance Officer.
         4) After the Compliance Officer has reviewed the situation, you will be instructed how to proceed.

         It is incumbent upon you to promptly update or correct information previously conveyed to the Compliance Officer with regard to the items set forth above as soon as you discover that such information is or has become inaccurate.


C.  Restricting Access to Material Non-Public Information

         Information in your possession that you identify as potentially material and non-public may not be communicated to anyone except as provided above. In addition, precautions should be taken so that such information is secure. For example, files containing material, non-public information should be sealed or restricted.

III. PRE-CLEARANCE AND REPORTING FOR EQUITY RESEARCH EMPLOYEES AND PORTFOLIO AND
     ---------------------------------------------------------------------------
PUBLICATIONS ANALYSTS
---------------------

A.  Securities Pre-clearance and Reporting by Equity Research Employees

         General Rules
         -------------
         The following rules applies to all Equity Research employees:

         1. Analysts, Group Heads, and administrative staff must be pre-clear trades.
         2. The rules apply to foreign markets as well as domestic markets (e.g., ADRs).
         3. Investments in private investment funds are prohibited (e.g., a hedge fund).
         4. Transactions in a registered diversified investment company as defined under Section 5(b)(1) of the Investment Company Act of 1940 are allowed.
         5. The rules cover your family and trusts of which you are trustee or which you have a beneficial interest.
         6. For Dividend Re-Investment Plans (DRIPs), the opening of the account and the initial investment must be approved. Subsequent re-investments do not need to be approved unless the amount is voluntary or the initial, automatic investment has changed.
         7. Any transaction which appears to be a conflict of interest or improper is prohibited.
         8. An analyst or Group Head may execute a transaction that is contrary to the rules contained herein if there is an unanticipated significant change in their personal financial circumstance and the request receives written pre-clearance from Compliance. These rules apply to members of your family and trusts for which you are a trustee or which you have a beneficial interest.

         The Managing Director, Equity Research, is prohibited from owning any securities, except for as provided in this code.

         Special Rule for Dual Employees with Standard & Poor's Securities, Inc.
         -----------------------------------------------------------------------
         (SPSI)
         ------
         Dual employees shall not purchase or sell any security which to their knowledge at the time of such purchase or sale: (i) is being considered for purchase or sale by SPSI or (ii) is being purchased or sold by SPSI.

         Securities Within Industry Coverage
         -----------------------------------
         Analysts and Group Heads, are prohibited from owning and trading STARS and non-STARS securities within their industry coverage (Group). For Group Heads, this not only includes industries within their personal coverage, but also industries tagged to sectors under their oversight. The prohibition includes the purchase or receipt of an issuer's securities prior to its initial public offering, (e.g., so-called pre-IPO shares), if the issuer is principally engaged in the same type of business as companies (or in the same industry classification) which the analyst usually covers.

         New hires that receive a first-time industry assignment must liquidate their holdings in the Group within twenty-five (25) full trading days of receiving notification of the assignment.

         Indirect investments are prohibited and analysts are prohibited from engaging in any transaction that can be construed as an indirect investment in their Group. It is the analyst's sole responsibility to know and disclose the existence of cross-ownership holdings. For example, Company A announces plans to partially spin off Company B. If the analyst will cover Company B, then the analyst must liquidate holdings of Company A within twenty-five

         (25) full trading days of the announcement. As another example, Company A owns Company B and Company B owns Company C. The analyst covering Company B cannot own Company A or Company C.

         Where appropriate, current analysts and Group Heads must liquidate their holdings by October 1, 2004. Analysts and Group Heads who receive securities within their industry coverage by reason of gift, inheritance or other involuntary action must divest the securities within twenty-five (25) full trading days of receipt. This applies to members of your family and trusts of which you are trustee or which you have a beneficial interest. Pre-clearance is still required.


         Securities Outside Industry Coverage
         ------------------------------------
             1. Analysts and Group Heads are prohibited from trading a non-Group security within twenty-five (25) full trading days prior to and five (5) full trading days after the addition of the security to STARS.

             2. For existing non-Group STARS, analysts and Group Heads cannot trade a security whose STARS ranking has changed until the elapse of one (1) full trading day. For example, if a STARS change occurs during trading on July 1, then trading can commence when the market opens on July 3.

             3. For deleted STARS, employees cannot trade the security until the elapse of one (1) full trading day.


         Change in Group Coverage
         ------------------------

             1. For up to five (5) full trading days after coverage ceases, the analyst or Group Head cannot purchase or otherwise acquire securities in the former Group. Transactions in the former Group may resume on the sixth trading day, subject to the rules of this policy.
             2. Within twenty-five (25) full trading days of receiving notification of a change in industry coverage, the analyst or Group Head must liquidate all STARS and non-STARS holdings within the new Group.

         Pre-clearing and Reporting Procedures
         -------------------------------------

                 All employees in Equity Research must abide by the following pre-clearance rules:

                 1. E-mail the pre-clearance request (Attachment II) to the
                    Compliance Officer at
                    SPIAS_preclearance@standardandpoors.com.
                 2. Only Compliance Officer can pre-clear.
                 3. Keep copies of all approvals.
                 4. Submit pre-clearance requests only for securities that you intend to trade.
                 5. Pre-clearance approval expires at the end of the trading day on which pre-clearance is requested. Trades not executed by then must receive new pre-clearance. Employee can renew request to trade each day.

                 6. Report all current brokerage (stock and bond) accounts and subsequent openings and closings. (See Attachment I.)
                 7. Brokers must submit duplicate trade confirmations.
                 8. Brokers must submit a statement for each account at June
                    30th and December 31st within thirty (30) calendar days of the semi-annual reporting dates.



B. Securities Pre-clearance and Reporting by Portfolio and Publications Analysts, Editors and Other Employees of Portfolio Advisors, Outlook, Online Advisor, Marketscope, Fund Research Team.

         Analysts and editors of Portfolio Advisors, Outlook, Online Advisor, Marketscope, Fund Research Team who regularly have access related to portfolio activities, screens, and S&P Focus Stock of the Week prior to publication or dissemination to clients, and administrative staff, must pre-clear all securities transactions.

         General Rules
         -------------
         The following general rules apply:
         1. It is the analyst's sole responsibility to know and disclose the existence of indirect investments (cross-ownership holdings). For example, the analyst owns or traded Company A. Company A owns Company B. If a screen includes Company B, then the analyst must receive permission to include Company B in the screen.
         2. The rules apply to your family and trusts of which you are trustee or which you have a beneficial interest, and
         3. The rules apply to foreign markets as well as domestic markets (e.g., ADRs).
         4. A trade that runs counter to the analyst's latest recommendation or screen with respect to a security will not be permitted, unless the analyst demonstrates that such a trade is necessary due to exigent personal circumstances.
         5. Any transaction which appears to be a conflict of interest or improper is prohibited.
         6. Investments in private investment funds (e.g., a hedge fund) are prohibited and must be liquidated by October 1, 2004. This applies to members of your family and trusts of which you are trustee or which you have a beneficial interest. Pre-clearance is still required.
         7. Transactions in a registered diversified investment company as defined under Section 5(b)(1) of the Investment Company Act of 1940 are allowed.
         8. For Dividend Re-Investment Plans (DRIPs), the opening of an account and the initial investment must be approved. Subsequent re-investments do not need to be approved unless the amount if voluntary or the initial, automatic investment has changed.
         9. An analyst or editor may execute a transaction that is contrary to the rules contained herein if there is an unanticipated significant change in their personal financial circumstance and the request receives written pre-clearance from Compliance. These rules apply to members of your family and trusts of which you are a trustee or which you have a beneficial interest.
         10. If the analyst recommends mutual fund or mutual fund subaccounts, the analyst must pre-clear mutual funds and variable annuities.

         Embargo Periods
         ---------------
         These embargo periods and prohibitions must be observed for STARS changes:

         1. Employees are prohibited from purchasing a security within twenty-five (25) full trading days prior to and five (5) full trading days after the addition of the security to STARS.
         2. For existing STARS, employees cannot trade a security whose STARS ranking has changed until the elapse of one (1) full trading day. For example, if a STARS change occurs during trading on July 1, then trading can commence when the market opens on July 3.
         3. For deleted STARS, employees cannot trade the security until the elapse of one (1) full trading day.

         An analyst or editor may not own or trade a security within twenty-five
         (25) full trading days preceding the date the security was recommended by the analyst for inclusion in a portfolio, screen, or publication (print or electronic). If the analyst or editor recommends a security that he/she owned or traded within the embargo period, the analyst should notify his/her supervisor and the Compliance Officer in writing or by e-mail, and obtain approval before the recommendation is offered to a client or published. If inclusion is approved, the analyst or editor cannot trade in the security for five (5) full trading days after appearance in the portfolio, screen or publication. The preceding includes analyst recommending mutual funds or mutual fund subaccounts for fund of funds or asset allocation models.


         Pre-clearing and Reporting of Securities Transactions
         -----------------------------------------------------

             Employees must abide by the following pre-clearance rules:

             1. Report all current brokerage (stock and bond) accounts and subsequent openings and closings. (See Attachment I.) Analysts recommending mutual funds or mutual fund subaccounts must report mutual fund investment accounts.
             2. THE COMPLIANCE OFFICER MUST GRANT PRE-CLEARANCE ALONG WITH THE APPROPRIATE APPROVER LISTED BELOW.
             3. The approver should e-mail the request to the Compliance Officer at SPIAS_preclearnace@standardandpoors.com. The Compliance Officer will grant or deny the request by e-mail. Trades that are in compliance with the provisions of this policy will be approved in an expeditious manner.
             4.  Keep copies of all approvals.
             5. Submit pre-clearance requests only for securities that you intend to trade.
             6. Pre-clearance approval expires at the end of the trading day on which pre-clearance is requested. Trades not executed by then must receive new pre-clearance. Employee can renew request to trade each day.
             7. Report all current brokerage (stock and bond) accounts and subsequent openings and closings. (See Attachment I.)
             8.  Brokers must submit duplicate trade confirmations.
             9. Brokers must submit a statement for each account at June 30th and December 31st within thirty (30) calendar days of the semi-annual reporting dates.

             First Level Approvers:

             Department                 Approver*
             ----------                 ---------
             Outlook                    Editor in Chief
             Portfolio Advisors         Managing Director, Portfolio Advisors
             Quantitative Services      Managing Director, Quantitative Services
             Marketscope                Director, Marketscope Editorial
             Fund Research Team         Managing Director, Fund Research Team

         * APPROVER MUST SEND REQUEST TO THE COMPLIANCE OFFICER FOR FINAL APPROVAL.

C. Analysts and Editors Giving Investment Advice to the Public or Customers in Media such as Television or the Internet

         Notwithstanding the above rules, analysts and editors who give investment advice in media such as the television or the Internet, whether to customers or the public, must follow these rules:

         1. The analyst or editor should not trade in a security as soon as he/she knows that the security will be discussed.
         2. If the analyst or editor knows that an interview will include mention of a security that the analyst or editor owned or traded within twenty-five (25) full trading days preceding the interview, the analyst or editor should notify his/her supervisor and the Compliance Officer in writing or by e-mail and obtain approval before discussion takes place.
         3. Unless otherwise restricted by the above rules, the analyst or editor cannot trade in any security mentioned in the discussion, until five (5) full trading days after the discussion takes place.
         4. The analyst or editor must give advice that is consistent with advice contained in S&P publications and products and must not state or intimate that any opinion or comment may be embodied in a forthcoming publication or other release.
         5. The analyst or editor must disclose ownership of a security that is mentioned during the presentation or interview.
         6. The analysts must disclose any other actual, material conflict of interest of which the analyst knows or has reason to know at the time of the media appearance.

         See Section VII for additional guidelines regarding the giving of investment advice.

IV. SECURITIES REPORTING BY OFFICERS, DIRECTORS, AND ALL OTHER EMPLOYEES
    --------------------------------------------------------------------

The following rules apply to officers, directors, and other access persons and advisory representatives(4) employees not covered in Section III above as well as members of their family(5) and trusts of which they are trustee or which they have a beneficial interest(6) in, or where you have the power to act as attorney or guardian for another person, or where you otherwise have the legal right to make independent decisions regarding another person's property or investments, to refrain from selling or purchasing the security if such person has received any non-public information regarding such security.

             General Rules
             -------------
             1. Officers, directors, and employees not covered in section III above must be pre-clear trades.
             2. The rules apply to foreign markets as well as domestic markets (e.g., ADRs).
             3. Investments in private investment funds are prohibited (e.g., a hedge fund). Such investments must be divested by October 1, 2004.
             4. Transactions in a registered diversified investment company as defined under Section 5(b)(1) of the Investment Company Act of 1940 are allowed.
             5. For Dividend Re-Investment Plans (DRIPs), the opening of the account and the initial investment must be approved. Subsequent re-investments do not need to be approved unless the amount is voluntary or the initial, automatic investment has changed.
             6. Any transaction which appears to be a conflict of interest or improper is prohibited.
             7. Officers, directors and other employees covered by this section may execute a transaction that is contrary to the rules contained herein if there is an unanticipated significant change in their personal financial circumstance and the request receives written pre-clearance from Compliance. These rules apply to members of your family and trusts of which you are trustee or which you have a beneficial interest.
             8. The embargo period for STARS changes discussed in Section III-B apply.

             Pre-clearing and Reporting of Securities Transactions
             -----------------------------------------------------
             1. E-mail the pre-clearance request (Attachment II) to the Compliance Officer at SPIAS_preclearance@standardandpoors.com.
             2.  Keep copies of all approvals
             3. Submit pre-clearance requests only for securities that you intend to trade.


____________________________

(4) Access person and advisory representative mean a director, officer, or employee who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding pending but unannounced STARS changes or portfolio or screen recommendations or has access to other material, non-public information.
(5) As used in this policy, family includes the spouse, minor children, and adults living in the same household with whom the employee shares a beneficial interest.
(6) As used in this policy, "beneficial interest" includes securities held in the name of another person if (1) by reason of contract, understanding, or relationship the employee obtains benefits substantially equivalent to the ownership of securities or (2) the employee can cause legal ownership to be transferred to him/her immediately or at some future time.

             4. Pre-clearance approval expires at the end of the trading day on which pre-clearance is requested. Trades not executed by then must receive new pre-clearance. Employee can renew request to trade each day.
             5. Report all current brokerage (stock and bond) accounts and subsequent openings and closings. (See Attachment I.).
             6.  Brokers must submit trade confirmations.
             7. Brokers must submit a statement for each account at June 30th and December 31st within thirty (30) calendar days of the semi-annual reporting dates.


V.       CONFIDENTIALITY
         ---------------

         The Compliance Officer shall keep each pre-clearance submission and report of a securities transaction confidential. The information in a submission or report shall not be disclosed to anyone without the written consent of the employee, except that such reports shall be made available to S&P or McGraw-Hill's management as necessary for them to comply with their legal obligations, and the Securities and Exchange Commission, the New York Stock Exchange, the National Association of Securities Dealers and other similar agencies and their respective staffs as required by law or regulation.


VI.      ACKNOWLEDGMENT
         --------------

         The Compliance Officer will distribute annually to each employee a request for acknowledgment that the employee has complied with the personal securities trading reporting requirements set forth in this Statement of Policy. Employees will be asked to complete and sign such acknowledgment (see Attachment III) and return it to the Compliance Officer within one week of receipt.

VII.     CONDUCT RELATED TO GIVING OF INVESTMENT ADVICE
         ----------------------------------------------

         Investment advice is to be given only through or from an S&P publication or product, except in cases where the employee reiterates advice provided in the latest issue of a publication or product. Employees must not state or intimate that any opinion or comment may be embodied in a forthcoming publication or other release, and no employee shall give any subscriber, client or any other person a preference in obtaining information that is not available to others. In no event should an employee or officer whose functions do not involve giving investment advice attempt to do so.

         No employee shall solicit, accept, or receive, directly or indirectly, any gift greater than $100 in value or compensation other than from S&P or McGraw-Hill in connection with his/her employment, without the approval of the Compliance Officer or the officer in charge of his/her department.

         No employee shall borrow from or be indebted to any subscriber, client, or supplier of SPIAS LLC, excluding (i) loans from lending institutions, such as banks or insurance companies and (ii) margin accounts with brokers made in the usual course of the employee's business and on ordinary commercial terms.

         No employee shall guarantee any customer against security transaction losses, or in any way represent to a customer or subscriber that he/she or S&P will guarantee the customer against such losses. No employee shall furnish advice or extend services on behalf of SPIAS LLC except as he/she may be specifically instructed by his/her supervisor or other appropriate authority. No employee shall recommend or influence any client or subscriber in the selection of any broker, dealer, or underwriter.

         Employees engaged in securities evaluation services should not respond to any inquiries from outside lawyers or reply to subpoenas or other legal process without first reviewing the matter with a senior officer of SPIAS LLC and McGraw-Hill's Legal Department. In this regard, reference is made to the McGraw-Hill Legal Department policy memorandum of November 2001 covering responses to inquiries from outside lawyers, a copy of which is attached at the back of this document.


VIII.    REPORTING VIOLATIONS OF THIS STATEMENT OF POLICY
         ------------------------------------------------

    Consistent with The McGraw-Hill Companies and S&P Guild Code of Business Ethics, any employee who observes or gains knowledge of any violation of this Statement of Policy and Procedures shares a responsibility to inform his/her supervisor or the Compliance Officer in confidence.

IX.      LEGAL DEPARTMENT REGULATIONS CONCERNING COMMUNICATIONS WITH
         -----------------------------------------------------------
         EXTERNAL PARTIES
         ----------------

         (a) Responses to written and oral inquiries from outside lawyers.
         (b) Responses to written and oral inquiries from government agencies, lawyers, or investigators.
         (c) Responses to subpoenas, complaints and other legal process.

Introduction
------------

         As an outgrowth of our litigious society, McGraw-Hill operating units and employees receive numerous requests from attorneys and government agencies seeking information and cooperation from McGraw-Hill in connection with lawsuits or government investigations which do not involve McGraw-Hill as a party. McGraw-Hill also frequently receives subpoenas and other legal process which require us to respond. To avoid the unnecessary burdens and potentially damaging consequences (see discussion below) which can flow from voluntary cooperation with, or inappropriate responses to, such requests, McGraw-Hill operating units and employees should as a general rule follow the legal policies set forth below:

o ALL WRITTEN AND ORAL INQUIRIES TO MCGRAW-HILL EMPLOYEES FROM ATTORNEYS REPRESENTING PRIVATE PARTIES AS WELL AS FROM GOVERNMENT ATTORNEYS AND INVESTIGATORS SHOULD BE REFERRED IMMEDIATELY TO THE LEGAL DEPARTMENT FOR REVIEW AND, IF NECESSARY, HANDLING BY THE LEGAL DEPARTMENT.

o EMPLOYEES SHOULD NOT DISCUSS ANY LEGAL OR BUSINESS MATTERS WITH OUTSIDE ATTORNEYS UNLESS THE LEGAL DEPARTMENT HAS FIRST REVIEWED THE NATURE OF THE INQUIRY.

o THE LEGAL DEPARTMENT SHOULD BE NOTIFIED IMMEDIATELY BY TELEPHONE AS SOON AS MCGRAW-HILL OR ANY EMPLOYEE IS SERVED WITH A SUBPOENA OR OTHER FORM OF LEGAL PROCESS. SUCH SUBPOENA OR OTHER LEGAL DOCUMENT SHOULD BE SENT IMMEDIATELY TO THE LEGAL DEPARTMENT.


         This memorandum, which covers in greater detail policies previously set forth in the Legal Policies memorandum in the Corporate Policy Manual, summarizes for your convenience the various kinds of inquiries or demands which McGraw-Hill operating units and employees may receive in the regular course of business from attorneys and government agencies. The memorandum also outlines general guidelines with respect to responding to each category of request. An attempt is made to describe the important legal, business and policy reasons underlying these general guidelines.

I.       Type of Inquiries - Guidelines for Responding.
         ----------------------------------------------

         A. Attorney Letters or Telephone Calls. McGraw-Hill employees frequently receive letters or telephone calls from attorneys with a variety of requests -- e.g., for copies of materials published or broadcast by McGraw-Hill; for the sources, notes or editorial background materials used by McGraw-Hill in connection with preparing such published or broadcast materials; or for background and expert advice regarding information disseminated by McGraw-Hill. All such requests for information or cooperation, even if made during an informal telephone call, should be referred immediately to the Legal Department to permit McGraw-Hill's lawyers to determine whether there are any potential legal or other problems in cooperating with the request.

         B.      Government Inquiries.
                 ---------------------

                 1. General Policy. All oral or written inquiries, requests (formal or informal), or complaints of a legal or investigatory nature from any federal (e.g., Justice Department, Federal Trade Commission, Securities and Exchange Commission, Federal Bureau of Investigation, Central Intelligence Agency, Environmental Protection Agency, United States Postal Service or Occupational Safety and Health Administration), state (e.g., Attorneys General) or local government agency (e.g., District Attorneys), including on-site visits by government employees to McGraw-Hill offices, should be reported to -- and, whenever possible, reviewed in advance with -- the Legal Department. An exception to this general rule are contacts with any taxing authority, which are the responsibility of McGraw-Hill's Tax Department.

                 2. Central Intelligence Agency and Federal Bureau of Investigation Inquiries. Special mention should be made of inquiries by the Central Intelligence Agency or the Federal Bureau of Investigation to McGraw-Hill operating units or employees. From time to time, representatives of the CIA or the FBI may make inquiries or on-site visits to McGraw-Hill operating units or employees seeking information about various subjects of interest to the CIA or the FBI. While such informal inquiries might appear to be innocuous and may, upon careful scrutiny, be appropriate, all such inquiries raise potentially sensitive legal, First Amendment, editorial integrity or public relations issues. Accordingly, all such inquiries must be reviewed carefully and approved, if appropriate, by McGraw-Hill's General Counsel before any McGraw-Hill operating unit or employee may respond. Similarly, no on-site visits should be permitted unless previously approved by the General Counsel. It is essential to preserve McGraw-Hill's editorial independence and integrity that McGraw-Hill publications and information services avoid even the appearance that McGraw-Hill is in any way secretly connected with CIA or FBI operations or activities or is acting on behalf of the CIA or FBI in McGraw-Hill's various editorial activities. In order to preserve all applicable legal privileges under the First Amendment and to maintain McGraw-Hill's reputation for editorial independence and editorial integrity, all requests for cooperation and information received by McGraw-Hill from the CIA or FBI must be reviewed with and approved in advance in the manner described above prior to any McGraw-Hill operating unit or employee complying with a request for assistance received form the CIA or the FBI.

         C. Subpoenas, Complaints and Other Legal Process. The Legal Department should be notified immediately by telephone as soon as any McGraw-Hill operating unit or employee is served with any form of legal process, including subpoena, complaint (even if a small claims matter), notice of deposition, garnishment and the like. Copies of all such materials should be hand delivered or promptly mailed to the Legal Department. Service of subpoenas and other legal process should be acknowledged by employees without attempting to avoid the process server. However, the employee receiving service should make a notation on the legal papers of the time, date and manner of service (e.g., by hand, fax or mail) at the time of service. Employees may also refer process servers to the Legal Department which will accept service on behalf of all McGraw-Hill operating units.

                 Because written materials generated by McGraw-Hill employees are potentially discoverable by adverse parties in litigation -- i.e., they may be disclosed and made public during a litigation -- all initial communications from our employees with respect to a subpoena or other legal process should be communicated orally to the Legal Department. Written memoranda from one employee to another -- e.g.. to supervisors -- regarding the background to the subject matter of the legal process should be avoided whenever possible because such employee memoranda are not privileged communications and can be discovered by adverse parties in subsequent court proceedings. In contrast, written and oral communications to the Legal Department are generally protected from disclosure by attorney-client privilege.

         D. Press Inquiries Regarding McGraw-Hill Litigation and Investigations. When McGraw-Hill is involved in a newsworthy litigation or government investigation, numerous inquiries from the press may be received by McGraw-Hill employees involved in such matters. All such inquiries should be referred immediately to the McGraw-Hill Public Affairs Department which is responsible for responding to all such media inquiries. The Public Affairs Department will be briefed by the Legal Department regarding all major legal matters. Other McGraw-Hill employees should refrain from making any comments to the press, either on or off-the-record, regarding McGraw-Hill litigation or government investigations of McGraw-Hill to ensure that McGraw-Hill replies consistently and accurately to the media's questions regarding sensitive legal matters.

         E. International Inquiries. While the rules and practices governing attorney inquiries and government demands for information may differ from country to country throughout the world and are, in many countries, dramatically different from United States law and practice, the general principles underlying the policy described in this memorandum apply to inquiries received by McGraw-Hill's international operations. To the extent practicable, McGraw-Hill's international executives should consult with the Legal Department or previously retained local counsel concerning requests for information received from attorneys or government agencies in foreign countries.

II.      Reasons for McGraw-Hill Legal Policy
         ------------------------------------

         The important legal, business and policy reasons underlying the general requirement to refer all legal and government agency inquiries to the Legal Department for review include the following:

         A. Damage to McGraw-Hill's Legal Position. Careless or uninformed responses by McGraw-Hill employees to potentially sensitive legal inquiries can ultimately make McGraw-Hill the target of a government investigation; serve as the basis for a government or private lawsuit against McGraw-Hill; or impair McGraw-Hill's legal position in responding to subpoenas and other legal process. For example, informal cooperation with an outside attorney by a McGraw-Hill employee could provide information which might trigger a subsequent lawsuit against McGraw-Hill.

         B. Preservation of First Amendment Rights. In view of the fact that many of the inquiries made to McGraw-Hill employees by attorneys or government agencies relate to information published or broadcast by McGraw-Hill, significant First Amendment issues are often raised by such requests. An inappropriate response to such inquiry can jeopardize or even waive McGraw-Hill's rights under the First Amendment to resist disclosing confidential editorial materials to third parties. The following examples are illustrative of inquiries to McGraw-Hill operating units or employees which raise important constitutional issues:

                 (i) S&P Ratings. S&P receives numerous subpoenas seeking sensitive confidential information relating to its internal ratings process procedures and confidential information obtained by S&P during the ratings process. These requests are objected to by the Legal Department on the grounds that such internal editorial and collegial processes and confidential information are protected from compelled disclosure by the First Amendment. S&P's rights under the First Amendment to protect its confidential information and ratings processes from compelled disclosure were upheld recently by a Federal District Court in New York City in a landmark decision relating to confidential and proprietary documents and information sought from S&P's Ratings Group in connection with a controversy involving Pan Am and Delta Airlines.

                 (ii) Confidential Sources. Inquiries seeking the disclosure of confidential sources are resisted by the Legal Department by reference to various state "shield" statutes protecting reporters' confidential sources and by reliance upon various judicial decisions providing a qualified privilege to reporters' confidential sources.

                 (iii) Unpublished Information, Notes, Drafts and Outtakes. Unpublished information and editorial materials such as interview notes or outtakes of videotape materials prepared for broadcast by McGraw-Hill's television stations may be protected in many instances from compelled disclosure on the grounds that they are confidential editorial work-product under the First Amendment and various state "shield" laws.

                 (iv) Subscription Lists. Requests by attorneys or investigators for names set forth in McGraw-Hill subscription lists can be resisted on the grounds that such confidential subscriber materials are protected under the First Amendment absent a clear showing of a necessity for compelled disclosure. In addition, such lists are proprietary data which competitors of McGraw-Hill and others should not be given access to.

         All of these important protections provided to our businesses and publications under the First Amendment and related judicial and statutory rules can be waived and irrevocably lost by employees who voluntarily cooperate with attorneys or government agencies seeking McGraw-Hill's confidential and privileged information. Accordingly, it is extremely important to protect all confidential editorial information from intentional or even inadvertent disclosure to outside parties until such time as the Legal Department reviews the situation to determine the applicability of any First Amendment and other legal protections.

         C. Proprietary Information. Requests for information may involve disclosure of McGraw-Hill's proprietary information and trade secrets which, if released, could be damaging to the competitive position of McGraw-Hill businesses and to the legal protections afforded to such information. Frequently, McGraw-Hill will resist these requests in order to protect our valuable information. If, however, we decide to make such information available, its release should be subject to carefully drafted confidentiality agreements and, if necessary, judicial protective orders, to avoid waiving or compromising McGraw-Hill's important interests in such information.

         D. Time Consuming Burden of Compliance. Compliance with requests for information frequently involve substantial expenditures of time and money by McGraw-Hill employees, which burdens usually can be reduced or even eliminated if the Legal Department is contacted immediately and given the opportunity to review the inquiry. It is important to remember that McGraw-Hill is not required to be a fact-finding and investigator resource for private litigants, attorneys or government agencies. For example, voluntary cooperation by an employee with a party to a lawsuit not involving McGraw-Hill can lead to the employee's compelled testimony at a trial in a distant jurisdiction, which expenditure of time and effort can often be avoided through negotiations with opposing counsel. A subpoena or other request for information might be withdrawn or narrowed in scope by opposing attorneys after negotiations with the Legal Department or, if necessary, by our seeking court protection to ensure that McGraw-Hill employees do not spend unnecessary time and effort providing information to third-parties.

         E. Expert Testimony. McGraw-Hill employees, often acknowledged experts in their respective fields, are sometimes asked to provide expert testimony on behalf of litigants. While such requests may be marginally remunerative for the particular McGraw-Hill operating unit involved, they do pose potential business risks for McGraw-Hill. For example, McGraw-Hill employees may find themselves in the unfortunate and unacceptable position of testifying against customers of other McGraw-Hill companies, which testimony obviously would not engender goodwill for McGraw-Hill. Moreover, by appearing as a "hired gun" on behalf of a party involved in a litigation, McGraw-Hill's reputation for editorial independence and objectivity may be impaired. In addition, agreements to provide expert testimony are often made by employees with an unrealistic expectation of the substantial amount of time and effort required to fulfill such legal commitments. Accordingly, all such requests should be carefully reviewed with appropriate management and the Legal Department on an individual, case-by-case basis prior to acceptance.

         F. Technical Objections. Subpoenas and the legal process are often served in an invalid manner or contain technical defects which can be objected to by the Legal Department. Such technical objections include absence of proper jurisdiction, invalid service, failure to provide required statutory witness and travel fees, and the like. Hence, early involvement by the Legal Department is necessary to analyze these possible defects.

Conclusion
----------

    This memorandum describes McGraw-Hill's general legal policies with respect to responding to attorney or government investigatory inquiries and to subpoenas and other legal process. Questions relating to these policies or to specific fact situations should be directed to the Legal Department.

                                                                    ATTACHMENT I

               STANDARD & POOR'S INVESTMENT ADVISORY SERVICES LLC

                             ACCOUNT REPORTING FORM

           NOTE: COMPLETE FOR ALL SECURITIES AS DEFINED IN SECTION I.

    Employee Name: _______________________________

    Department: __________________________________

    Extension: ___________________________________

    I am reporting a(n): account opening _____ account closing _____
    (check on)
                         current account _____

    Account type (check one):  Broker______         Closed-end mutual fund______
                               Other_____ (attach explanation)

    Broker/Fund Name: _____________________________________________

    Broker/Fund Contact: __________________________________________

    Broker/Fund Address: __________________________________________

    Broker/Fund Telephone #: ______________________________________

    Name(s) of Account Holder(s): _________________________________

    Account Number: _______________________________________________


    Date Account Opened/Closed (Circle One): __________________________________



    [ ] Please attach any additional information necessary to disclose security holdings not captured by this form based upon the definition of securities contained in this policy.

    [ ]  This form does not apply to my situation.


    E-mail this form to the Compliance Officer at SPIAS_preclearance@standardandpoors.com.

    This form must be completed by SPIAS LLC recipients and applies to members of the employee's family (including the spouse, minor children and adults living in the same household as such person) and trusts of which he/she is trustee or in which he/she has a "beneficial interest." "Beneficial interest" includes securities held in the name of another person if (i) by reason of a contract, understanding or relationship the employee obtains benefits substantially equivalent to the ownership of securities or (ii) the employee can cause legal ownership to be transferred to him/her immediately or at some future time. Return this form to the Compliance Officer at SPIAS_preclearance@standardandpoors.com

                                                                   ATTACHMENT II

               STANDARD & POOR'S INVESTMENT ADVISORY SERVICES LLC

                               PRE-CLEARANCE FORM
           NOTE: COMPLETE FOR ALL SECURITIES AS DEFINED IN SECTION I.

    Employee Name: ________________________ Department: ______________Ext.______

    Name of Account Holder ___________________________

    I request pre-clearance to trade the following:

                                       Equity Research
                                       ---------------
                                       Employees
                                       ---------             Buy/Sell   # of
             Name         Ticker      Industry     GICS#     Other*     Shares
             ----         ------      --------     -----     --------   ------
    1)
    2)
    3)
    4)
    5)
    *Attach explanation




    This form must be completed for employees covered under Section III.

    Note: Pre-clearance approval expires at the end of the trading day on which pre-clearance is requested. Trades not executed by then must receive new pre-clearance.


    [ ] Please attach any additional information necessary to pre-clear transactions not captured by this form based upon the definition of securities contained in this policy.

    I AFFIRM THAT THIS TRADE IS PERMISSIBLE IN ACCORDANCE WITH THE RULES CONTAINED IN STANDARD & POOR'S INVESTMENT ADVISORY SERVICES LLC'S STATEMENT OF POLICY AND PROCEDURES.





    E-mail this form to the Compliance Officer at SPIAS_preclearance@standardandpoors.com.

    This form must be completed by SPIAS LLC recipients and applies to members of the employee's family (including the spouse, minor children and adults living in the same household as such person) and trusts of which he/she is trustee or in which he/she has a "beneficial interest." "Beneficial interest" includes securities held in the name of another person if (i) by reason of a contract, understanding or relationship the employee obtains benefits substantially equivalent to the ownership of securities or (ii) the employee can cause legal ownership to be transferred to him/her immediately or at some future time. Return this form to the Compliance Officer at SPIAS_preclearance@standardandpoors.com

    JULY 20, 2004                                                 ATTACHMENT III

               STANDARD & POOR'S INVESTMENT ADVISORY SERVICES LLC
                      STATEMENT OF POLICIES AND PROCEDURES
                   GOVERNING EMPLOYEES' SECURITIES ACTIVITIES

                                 ACKNOWLEDGMENT
                                 --------------

         I have read and understand the Statement of Policy and Procedures and I have complied and will comply in all respects with the procedures set forth therein.

         I further understand that a violation of policy may be cause for sanctions, including a suspension of trading privileges and the possibility of termination.

         Please sign your name and insert the information requested in the spaces provided below. Then return this acknowledgement to Alan Waller, Compliance Officer, 55 Water St./47th floor, New York, New York, 10041, USA. You should retain a copy of this document for your records.



_____________________________      ____________________________      ___________
        (Print Name)                        (Department)             (Date)


_____________________________
         (Signature)

Please respond to the following questions, and attach an explanation for each affirmative answer:

                                                                      YES    NO
                                                                      ---    --

  1.  Are you an officer or director or do you hold the outstanding   [ ]    [ ]
  security of any corporation, public or private, for profit or not for profit? If so, please list the companies, percentage of outstanding securities owned, and briefly describe their business activities

  2.  Are you in any partnership of which you are either a general    [ ]    [ ]
  or limited partner? If so, please briefly describe for each its business activities and your status as a general or limited partner.

  3.  Do you participate in any joint venture or any other business   [ ]    [ ]
  other than your employment with Standard & Poor's? If yes, please list venture or business.

  4.  Did you own purchase or sell privately placed securities or     [ ]    [ ]
  limited partnership interests in the last year? If yes, please provide names of issuers and partnerships.

  5.  Have you made any appearances as a witness, plaintiff, or       [ ]    [ ]
  defendant:
         a) in any securities, financial, or investment related deposition, arbitration, or litigation, or
         b) before the SEC or any other regulatory or self-regulatory organizations.

  If yes, please provide dates and circumstances.

               STANDARD & POOR'S INVESTMENT ADVISORY SERVICES LLC




                                 CODE OF ETHICS

        SUPPLEMENTAL PROCEDURES ADOPTED PURSUANT TO RULE 204A-1 UNDER THE
                         INVESTMENT ADVISERS ACT OF 1940


         The current version of the Standard & Poor's Investment Advisory Services LLC Code of Ethics was adopted in August 2004 (the "Code"). The supplemental procedures below are adopted in accordance with the requirements of Rule 204A-1 under the Investment Advisers Act of 1940. In the event of any conflict between these procedures and the Code, these procedures shall govern.

1.  Securities Holdings Statements.
         a. Holdings outside of reportable account. The Code requires employees to report holdings by arranging for any broker, dealer or bank with which the employee holds any security to send duplicate copies of statements. Any employee that holds direct or indirect beneficial ownership in a security held outside of an account with a broker, dealer or bank must report that ownership by submitting SPIAS Manual Form for Holdings Report(Exhibit 1).

         b. Reports by new SPIAS employees. A new SPIAS employee shall submit a securities holding statement to the Chief Compliance Officer or his designee within 10 days of becoming subject to the Code, current to within 45 days of the date the new employee became subject to the Code.

2. Transaction Statements - Outside of Reportable Accounts. Under the Code, each employee must arrange for any broker, dealer or bank through which he or she effects securities transactions to submit duplicate copies of any trade confirmation to SPIAS Compliance. Any employee effecting a securities transaction outside of an account with a broker, dealer or bank must report such transaction by submitting SPIAS Manual Form for Transaction Reporting(Exhibit
2), no later than 30 days after the end of the quarter in which the transaction occurred.

3. Securities Subject to Reporting. Please note the following clarifications with respect to securities that must be included in holdings reports and transaction statements under the Code:


         a. Municipal Securities. The Code as drafted provides that Government securities are outside the scope of the term "security" for purposes of the Code. This exemption applies only to direct obligations of the United States Government. Municipal securities are subject to the same reporting requirements as securities generally.

         b. Mutual Funds. With the exception of mutual fund portfolio analysts, transactions in mutual funds are exempt from reporting unless any unit of Standard & Poor's or McGraw-Hill serves as investment adviser or sub-adviser to the fund involved. Transactions and the holding of shares of any such fund are subject to the same reporting requirements as securities generally.

4. Address for Reporting. All statements required under paragraphs 1 and 2 above shall either be sent via interoffice mail to Chief Compliance Officer, Global Regulatory Affairs, 55 Water Street, 47th floor, via e-mail to the SPIAS Preclearance mailbox, or mailed to Compliance Department, Standard & Poor's Investment Advisory Services, P.O. Box 47, Bowling Green Station, New York, NY 10274.

5. Delivery of the Code. All SPIAS employees will be provided with a copy of the Code at the time they first become subject to the Code and with any amendments made thereafter. Employees shall provide a written acknowledgment of their receipt of the Code and any amendments.

6. Violations. The Code provides that any employee who observes or gains knowledge of any violation of the Code shall inform his or her supervisor or a SPIAS Compliance Officer. The Compliance Officer or supervisor to whom a report of a violation is made shall promptly advise the Chief Compliance Officer thereof. Reports of violations shall be kept in confidence.

7. Recordkeeping. Concurrently with the effectiveness of Rule 204A-1, amendments relating to the requirements in that rule have been made to the recordkeeping requirements in Rule 204-2. It is SPIAS policy to comply in all respects with Rule 204-2. For the sake of clarity, SPIAS affirms that in accordance with its recordkeeping obligations under Rule 204-2 it shall maintain:

         a. a copy every version of the Code adopted and implemented pursuant to Rule 204A-1 currently in effect or in effect at any time within the past five years;
         b. a record of any violation of the Code, and any action taken as a result of the violation;
         c. a record of all written acknowledgments as to receipt of the Code or any amendment thereto, for each person who is currently, or within the past five years, was, subject to the Code;
         d. a record of each securities holding or transaction report (including brokerage statements or trade confirmations ) made by a person subject to the Code;
         e. a record of the names of persons who are currently, or within the past five years were, subject to the Code; and
         f. a record of any decision to approve an individual's request to purchase securities in an initial public offering or private placement, including the reasons supporting the decision, for at least five years after the end of the fiscal year in which the approval was granted.

Records required under subparagraph b above shall be retained for a period of at least five years from the date of the last entry made on the record. Records required under subparagraph d above shall be retained, in respect of each individual, for a period of at least five years from the date of the last report made by or in respect of such individual. In all cases records shall be maintained in an easily accessible place, the first two of which shall be in an appropriate office of SPIAS.








                                                                     Page 3 of 3